EXHIBIT 3.1

AMENDMENT NO. 5
TO THE
FIFTH AMENDED AND RESTATED BYLAWS
OF
CENTERLINE HOLDING COMPANY

This Amendment No. 5 (this “Amendment”) to the Fifth Amended and Restated Bylaws of Centerline Holding Company, a Delaware statutory trust (the “Trust”), as amended (the “Bylaws”), was approved by the Trust’s board of trustees (the “Board”) effective as of July 29, 2010:

WHEREAS, Article XIV of the Bylaws provides that the Board shall have the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws; and

WHEREAS, the Board has duly approved and adopted this Amendment and the terms hereof.

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1.           Section 1 of Article II of the Bylaws is hereby amended in its entirety to read as follows:

   “Section 1.     PLACE; REMOTE COMMUNICATION.

(a)           Except in the case of meetings held solely by remote communication in accordance with paragraph (b) of this Section 1, all meetings of Shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be stated in the notice of the meeting.

(b)           If authorized by the Board of Trustees in its sole discretion, and subject to such guidelines and procedures as the Board of Trustees may adopt, Shareholders not physically present at a meeting of Shareholders (whether such meeting is to be held at a designated place or solely by means of remote communication) may, by means of remote communication: (i) participate in a meeting of Shareholders; and (ii) be deemed present in person and vote at a meeting of Shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Board of Trustees shall have implemented reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder (or a duly designated proxy thereof), (B) the Board of Trustees shall have implemented reasonable measures to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any such Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Trust.”

2.           Section 2 of Article II of the Bylaws is hereby amended in its entirety to read as follows:

   “Section 2.     ANNUAL MEETING.  An annual meeting of the Shareholders shall be held for the election of Managing Trustees whose terms have expired and the transaction of any other proper business on such date and at such time and place, if any, or by such means of remote communication, if any, as may be designated by resolution of the Board of Trustees from time to time.”

3.           Section 4 of Article II of the Bylaws is hereby is hereby amended in its entirety to read as follows:

   “Section 4.     NOTICE.  Not less than 10 nor more than 90 days before each meeting of Shareholders, the Board of Trustees shall give to each Shareholder entitled to vote at such meeting and to each Shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice, or notice by electronic transmission, stating the time and place, if any, of the meeting and the means of remote communication, if any, by which Shareholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting or as otherwise may be required by any statute, stating briefly the purpose for which the meeting is called, either by mail or by presenting it to such Shareholder personally or by leaving it at the Shareholder’s residence or usual place of business.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder at the Shareholder’s address as it appears on the records of the Trust, with postage thereon prepaid.

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.  Notice given to a Shareholder by electronic transmission pursuant to this Section 4 or the Trust Agreement shall be deemed given: (a) if by facsimile telecommunication, when directed to a number of the Shareholder on file with the records of the Trust; (b) if by electronic mail, when directed to an electronic mail address of the Shareholder on file with the records of the Trust; (c) if by a posting on an electronic network together with separate notice to the Shareholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the Shareholder. An affidavit of a Managing Trustee or the secretary or an assistant secretary or of the transfer agent or other agent of the Trust that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.”

4.           The second sentence of Section 7 of Article II of the Bylaws is hereby amended in its entirety to read as follows:

  “Any meeting of Shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof (and the means of remote communication, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting) are announced at the meeting at which the adjournment is taken.”

5.           The last sentence of Section 8 of Article II of the Bylaws is hereby amended by inserting the parenthetical “(or any Certificate of Designation attached thereto)” immediately after the words “Trust Agreement”.

6.           The first sentence of Section 15 of Article II of the Bylaws is hereby amended in its entirety to read as follows:

   “Any action required or permitted to be taken at any annual or special meeting of the Shareholders may be taken, in the sole discretion of the Board of Trustees, without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted and shall be delivered to the Trust by delivery to its principal place of business, an officer or agent of the Trust having custody of the book in which proceedings of minutes of Shareholders are recorded, or as otherwise designated by the Board of Trustees in its sole discretion (including, without limitation, by means of electronic transmission to an email address or facsimile number of the Trust provided to the Shareholders by the Trust).”

7.           The first sentence of Section 4 of Article III of the Bylaws is hereby amended in its entirety to read as follows:

   “An annual meeting of the Board of Trustees shall be held immediately after and at the same place, if any, as the annual meeting of Shareholders, no notice other than this Bylaw being necessary; provided, that, if the annual meeting of Shareholders is held solely by remote communication, the place of the annual meeting of the Board of Trustees shall be the Trust’s principal place of business or such other place designated by the Board of Trustees.”

Except to the extent expressly amended by the terms of this Amendment, the Bylaws shall remain unchanged and in full force and effect.

This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws, all rights and remedies being governed by such laws.

Each provision of this Amendment is intended to be severable.  If any term or provision of this Amendment is illegal or invalid for any reason, such illegality or invalidity will not affect the legality or invalidity of the remainder of this Amendment.